UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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VERSANT CORPORATION
(Name of Registrant as Specified In Its Charter)

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Versant Corporation
255 Shoreline Drive, Suite 450
Redwood City, California 94065 USA

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS
You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Versant Corporation (the “Company”) which will be held at the following date, time and location:

Date:	August 24, 2012
Time:	10:00 a.m. Pacific Daylight Time
Location:	Versant U.S. Corporate Headquarters
255 Shoreline Drive, Suite 450
Redwood City, California 94065 USA

Items of business:	At the meeting, we will ask you and our other shareholders to consider and vote on the following matters:

1.
To elect six directors of the Company, each to serve until the next Annual Meeting of Shareholders or until their successors have been elected. The Company’s Board of Directors intends to present Uday Bellary, Anthony Bettencourt, Robert Brammer, William Henry Delevati, Herbert May, and Bernhard Woebker as nominees for election to the Board of Directors;

2.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2012;

3.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Record Date:	July 6, 2012 (the “Record Date”)

Proxy Voting:
You may vote on these matters in person or by proxy. Whether or not you plan to attend the meeting, we ask that you please complete, sign and return the enclosed proxy card promptly in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the meeting in accordance with your wishes.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

/s/ Jerry Wong
Jerry Wong
Secretary
July 9, 2012

VERSANT CORPORATION
2012 ANNUAL MEETING OF SHAREHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

VERSANT CORPORATION

PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

The Board of Directors (the “Board of Directors” or the “Board”) of Versant Corporation (“Versant” or the “Company”) is asking for your proxy for use at the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of the Annual Meeting.

This proxy statement (“Proxy Statement”) and the enclosed Notice of 2012 Annual Meeting of Shareholders, form of proxy card, and the Company’s Annual Report to Shareholders for the fiscal year ended October 31, 2011 were first mailed or delivered to shareholders on or about July 12, 2012.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to Be Held on August 24, 2012. The Notice of the Annual Meeting, this Proxy Statement, Versant’s Annual Report to Shareholders for the fiscal year ended October 31, 2011 and Versant’s report on Form 10-K, as amended by a Form 10-K/A, for its fiscal year ended October 31, 2011 are available on the internet at: http://shareowner.mobular.net/shareowner/vsnt.

INFORMATION ABOUT THE ANNUAL MEETING, VOTING AND PROXIES
Q: Why am I receiving these materials?
A: As a shareholder, you have been sent the enclosed proxy materials on behalf of our Board of Directors to solicit your vote at Versant’s 2012 Annual Meeting. You are invited to attend the Annual Meeting in person or by proxy and are requested to consider and vote on the matters described in this Proxy Statement.
Q: When and where will the Annual Meeting be held?
A: The Annual Meeting will be held at Versant’s principal executive offices at 255 Shoreline Drive, Suite 450, Redwood City, California 94065 USA at 10:00 a.m. Pacific Daylight Time, on Friday, August 24, 2012. Our telephone number at that location is (650) 232-2400. If you would like directions to attend the Annual Meeting in person, please go to http://www.versant.com/en_US/aboutus/contactinfo/ or call Investor Relations at (650) 232-2416.
Q: What information is contained in this Proxy Statement?
A: This Proxy Statement provides an explanation of the proposals to be voted on at the Annual Meeting and information about the voting process. This Proxy Statement also contains information about our Board of Directors, our corporate governance and information about the compensation of our directors and named executive officers.
Q: What proposals will be voted on at the Annual Meeting?
A: You will be voting on:

•	The election of directors;

•	A proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2012; and

•	Any other business that may properly come before the meeting.
Q: What are the recommendations of the Board of Directors?
A: Our Board of Directors recommends that you vote your shares at the Annual Meeting:

•	For the election of each of the nominees to the Board of Directors; and

•	For the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2012.
Q: Which Shareholders are entitled to vote at the Annual Meeting?
A: You will have one vote for each outstanding share of our common stock that you owned as of the close of business on the Record Date of July 6, 2012, including shares held directly in your name and shares held for you as the beneficial owner in “street name” through a brokerage firm, bank or other nominee.

Q: What is the difference between holding shares directly as a shareholder of record compared to holding shares as a beneficial owner, in street name?
A: Most of our shareholders hold their shares as a beneficial owner through a brokerage firm, bank or other nominee. As summarized below, there are some differences between shares held of record and those owned beneficially.
Shareholder of Record: If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare (formerly BNY Mellon Shareowner Services), then you are considered the shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy.
Beneficial Owner: If on the Record Date, your shares were held on your behalf in an account with a brokerage firm, bank or other nominee, then you are considered the beneficial owner of those shares held in street name. If you are a beneficial owner, then these proxy materials are being forwarded to you by the organization that is considered the shareholder of record of your shares. As a beneficial owner, you have the right to direct the nominee who is the holder of record of shares you beneficially own on how to vote the shares held in your account. Your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Please note that as a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares and is the shareholder of record, giving you the right to vote the shares at the Annual Meeting.
Q: How many votes can be cast by all shareholders?
A: At the close of business on July 6, 2012, the Record Date, the Company had 2,750,899 shares of Common Stock outstanding and entitled to vote. Each share is entitled to one vote. There is no cumulative voting for the election of directors.
Q: How many shares must be present to conduct business at the Annual Meeting?
A: A majority of our common shares outstanding on the Record Date must be represented in person or by proxy at the Annual Meeting in order to conduct business. This majority is called a quorum. Shareholders are represented at the Annual Meeting either through attending the Annual Meeting in person or by timely returning their proxy card. Shareholders who timely return a proxy but withhold a vote or who vote to “Abstain” on any proposal and “broker non-votes” (described below) will each be counted in determining whether a quorum of shareholders is present at the Annual Meeting.
Q: How many votes are required to elect directors?
A: The directors are elected by a plurality of the votes cast. If a quorum is present at the Annual Meeting, the six nominees for election to the Board of Directors who receive the highest number of “For” votes, of the shares entitled to vote, will be elected to the Board of Directors. Votes against a nominee and votes withheld will thus not affect this vote.
Q: How many votes are required to ratify the appointment of Grant Thornton LLP?
A: The approval of the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for our 2012 fiscal year requires the affirmative “For” vote of a majority of the shares entitled to vote and represented and voting at the Annual Meeting. These “For” votes must also constitute at least a majority of the required quorum. If your shares are represented at the Annual Meeting and you abstain from voting on this proposal, your shares will be counted as present for purposes of establishing a quorum and the abstention will have the same effect as a vote “Against” this proposal.
Q: What happens if there are not enough shares represented at the Annual Meeting to constitute a quorum?
A: In the event that the required vote “For” any proposal is not received by the date of the Annual Meeting, or if an insufficient number of shares are represented at the Annual Meeting to constitute a quorum, we may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any adjournment would require the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Accordingly, we strongly encourage you to vote your shares before the Annual Meeting by signing and returning your proxy by mail so that your shares will be represented and voted at the Annual Meeting if you cannot attend in person.

Q: How do I vote my shares?
A: You may vote by mail (by proxy card) or by attending the Annual Meeting and voting in person.

•
Voting by mail: You may vote by marking, signing and dating the enclosed proxy card and returning it in the provided postage-paid envelope. The proxy card should be mailed to: Shareowner Services, P.O. Box 3550, South Hackensack, NJ 07606-9250.

•
Voting in person: You may vote by attending the Annual Meeting and voting in person. Please note that if you hold your shares in street name (i.e. you are a beneficial owner), then you must bring a proxy from your broker, bank or other nominee who is the holder of record of your shares confirming your beneficial ownership of your shares and authorizing you to vote them at the Annual Meeting.

Q: What if I do not provide specific voting instructions?
A: Abstentions from any vote and broker non-votes can have the effect of preventing approval of a proposal (such as the proposal to ratify the appointment of Grant Thornton LLP) where the number of “For” votes, although a majority of the votes cast, does not constitute a majority of the required quorum.

•
When you are a Shareholder of Record: If you sign and return a valid proxy in the form of the proxy card accompanying this Proxy Statement but do not provide instructions as to how your shares should be voted, then all your shares will be voted in accordance with the recommendations of the Board of Directors on all the proposals described in this Proxy Statement. If you vote on any specific proposal on your proxy card, your shares will be voted in accordance with your selection on that proposal.

•
When you are a Beneficial Owner: If you hold your shares in street name and do not give a proxy to your broker or other nominee with instructions as to how to vote your shares, then the broker who is the shareholder of record generally has discretionary authority to vote those shares only in “routine” matters, such as the ratification of auditors. However, banks and brokers do not have discretionary authority to vote on their clients’ behalf on “non-routine” proposals, such as the election of directors. Your broker or other nominee is not able to vote on your behalf in any director election unless you provide the broker or nominee with specific voting instructions If you do not give a proxy to your broker, bank or other nominee with instructions as to how to vote your shares on a “non-routine” proposal, then your shares will be considered “broker non-votes” which will be counted as present for purposes of establishing a quorum but will not be counted as affirmative votes on such non-routine proposal.

Q: What if I submitted a proxy but want to change my vote?
A: You may revoke your proxy prior to the Annual Meeting or at the Annual Meeting prior to the vote. You may change your vote by timely delivering a new later dated valid proxy that is received by the Secretary before the vote is taken. Your proxy may be revoked by sending a written notice to the Secretary of Versant and stating that the proxy is revoked or by attending the Annual Meeting and voting in person. Please note that if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares as the shareholder of record, giving you the right to vote the shares at the Annual Meeting.
Any written notice of revocation or of a subsequent replacement proxy should be delivered to the following address:
Versant Corporation
Attention: Secretary
255 Shoreline Drive, Suite 450
Redwood City, CA 94065
or hand-delivered to the Secretary of Versant at or before the taking of the vote at the Annual Meeting.
Q: Where can I find the results of the voting at the Annual Meeting?
A: The inspector of elections appointed for the Annual Meeting, Computershare (formerly BNY Mellon Shareowner Services), will separately tabulate the relevant affirmative and negative votes, abstentions and broker non-votes for each proposal. Versant will announce the results of the shareholder votes taken in a report on Form 8-K filed with the Securities and Exchange Commission to be filed promptly after the Annual Meeting.

Q: Who will pay for the solicitation of proxies?
A: We will bear the costs of soliciting the proxies for the Annual Meeting. Following the original mailing of proxy cards, this Proxy Statement and other soliciting materials, we may solicit proxies by mail, telephone, facsimile, email or in person. We will ask brokers, nominees and other record holders of our common stock to forward copies of the proxy materials to beneficial owners and request authority for the exercise of proxies. We will reimburse the record holders for their reasonable expenses upon request. We have also engaged a proxy solicitation firm to help solicit proxies to be voted at the Annual Meeting for a fee of approximately $8,000 plus certain out-of-pocket and variable charges that may be incurred.
Q: How do I contact Versant’s transfer agent to update my records or inquire about a lost stock certificate?
A: Our transfer agent, Computershare (formerly BNY Mellon Shareowner Services), can be contacted at the following number: (877) 261-9273. You can find additional information by visiting their website at www.cpushareownerservices.com.

You may vote on the matters described in this Proxy Statement in person or by proxy. Whether or not you plan to attend the Annual Meeting in person - we ask that you please complete, sign and return the enclosed proxy card promptly in the enclosed addressed, postage-paid envelope, so that your shares will be represented and voted at the Annual Meeting in accordance with your wishes.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Directors Standing for Election
Bernhard Woebker is Versant's President and Chief Executive Officer, a member of Versant's Board of Directors and the Managing Director of the Company's subsidiary, Versant GmbH. He has served as a director of the Company since June 2005 and was previously a director of the Company from June 1999 until the Company's merger with Poet Holdings, Inc. in March 2004. Mr. Woebker has been a consultant to various investment banking and venture capital firms in Europe and the United States since late 1999. From January 1999 until July 2001, he served as Executive Vice President of the Company and from March 1997 until January 1999 he served as the Company's Vice President and General Manager in Europe. From 1994 to March 1997, he was the President of Versant Object Technology GmbH, an independently-owned distributorship for Versant products in Europe, which was acquired by Versant in March 1997. From 1976 until 1994, Mr. Woebker held a variety of positions in Germany and the United States with Nixdorf Computer AG, Nixdorf Computer Engineering Corp. and Siemens Nixdorf Informationssysteme AG, all information technology companies, including the position of President and CEO of Nixdorf Computer Engineering Corp. in Boston, Massachusetts from 1986 to 1989. Mr. Woebker has also served as Senior Vice President of Pyramid Technology Corp. in Europe and as Vice President of NeXT Computer, Inc. in Europe. From March 2010 to September 2010, Mr. Woebker served on the board of directors of Intershop Communications AG, a publicly held German company listed in Germany that provides software solutions for ecommerce applications. Mr. Woebker received a Masters of Science degree in Mathematics and Computer Science from the University of Hannover.
Uday Bellary has served as a director of Versant since July 2003. From February 2010 to the present, Mr. Bellary has served as the Chief Financial Officer of GreenVolts, Inc., a privately held company that develops and commercializes concentrating photovoltaic (CPV) technology for solar energy applications. From May 2007 to December 2009, Mr. Bellary served as President, Chief Executive Officer and Chief Financial Officer of Wortal, Inc., and currently serves as a member of its Board of Directors and its Secretary. Wortal, Inc. is a privately-held company that provided consumers with value-added information on consumer and community-related topics through community-oriented portals accessible from the Internet and mobile platforms. Wortal sold its intellectual property assets to a corporate acquirer in December 2011 and thereupon ceased active business operations. He also previously served as the Chief Financial Officer of Atrica, Inc., a privately held optical Ethernet company, on a full-time basis from November 2005 to January 2008, when Atrica was sold to Nokia Siemens Networks, and on a part-time basis between April 2005 and October 2005. Mr. Bellary also served as part time Executive Vice President, Finance, Administration and Operations and Chief Financial Officer of VL, Inc. a privately held VoIP services company, and as a member of its board of directors from September 2003 to November 2005 and remained an advisor until 2007. From February 2000 to August 2003, he served as the Senior Vice President, Finance & Administration and Chief Financial Officer of Metro Optix, Inc., a privately held provider of optical networking equipment, which, to satisfy its liabilities, disposed of its intellectual property and other assets to Xtera Communications and ceased operations in August of 2003. Since July 2004 Mr. Bellary has also been a member of the board of directors of Backweb Technologies Ltd., a publicly held provider of software that enables mobile workers to access web-based applications, that is no longer a reporting company under the Securities Exchange Act of 1934. Mr. Bellary received a B.S. degree in Finance, Accounting and Economics from Karnatak University and a DMA degree in Finance from the University of Bombay, India. Mr. Bellary is a Certified Public Accountant and a Chartered Accountant.
Anthony Bettencourt joined the Board of Directors on January 2, 2012. From November 2010 to the present, Mr. Bettencourt has served as the President, Chief Executive Officer and Chairman of the Board of Coverity, Inc., a privately held company that develops and markets development testing solutions that assist software developers in detecting and fixing quality and security problems. Prior to joining Coverity in 2010, Mr. Bettencourt served as the Chief Executive Officer of Verity Inc., a leader in enterprise search, and led the company through its acquisition by Autonomy Corporation plc in 2005. After Verity's acquisition by Autonomy, Mr. Bettencourt served as Senior Vice President of Special Projects at Autonomy from 2006 to 2009, during which time he also served successively as CEO of several Autonomy subsidiaries. Mr. Bettencourt currently serves as the non-executive chairman of the board of directors of Blinkx, Inc., an Internet video search engine company whose stock trades on the AIM market of the London Stock Exchange and also serves as a member of the board of directors of Proofpoint, Inc., a security-as-a-service company listed on the Nasdaq stock market. Mr. Bettencourt also serves on the board of directors of several privately held companies. Mr. Bettencourt holds a B.A. in English from Santa Clara University.
Robert Brammer joined the Board of Directors on November 28, 2011. He is the President and CEO of Brammer Technology, LLC, a consulting firm. From July 2004 to July 2011, Dr. Brammer was employed by Northrop Grumman Information Systems, a division of Northrop Grumman Corporation that provides advanced information enterprise solutions to government and civilian customers, where he most recently served as Vice-President for Advanced Technology and CTO. Previous to that, Dr. Brammer was Vice President and Chief Technology Officer at TASC, Inc., a privately held company (formerly a subsidiary of Northrop Grumman) that provides advanced systems engineering, integration and decision-support services to agencies of the federal government. Dr. Brammer received a Ph.D in Mathematics from the University of Maryland College Park and a B.S. in Mathematics from the University of Michigan.
William Henry Delevati has been the Chairman of the Board since June 2005 and has served as a director of the Company since October 1999. Mr. Delevati has also served as a consultant to various companies located in the Silicon Valley area since April 2000. From October 1999 to April 2000, Mr. Delevati served as the Senior Vice President, Information Technology and Chief Information Officer of Aspect Communications Corporation, a provider of customer call center solutions. From November 1995 to April 1999, he served as Vice President of Worldwide Information Services for Quantum Corporation, a storage device company. From April 1995 to November 1995, he was the Chief Information Officer, Senior Vice President of MIS for Conner Peripherals, a storage device company. From September 1994 to April 1995, he was the Chief Information Officer, Vice President of Worldwide MIS for Borland Corporation, a software tools company. From September 1993 to September 1994, he was the Chief Information Officer, Vice President of Worldwide MIS for Logitech, a computer peripheral device company. From December 1987 to September 1993, he was the Director of Application Development and Global Information Resources for Sun Microsystems, Inc. Mr. Delevati received a Bachelor of Science degree in Computer Science from UC Berkeley and an MBA from Arizona State University.
Dr. Herbert May has served as a director of the Company since March 2004. From November 2000 to March 2004, he served as Chairman of the board of directors of Poet Holdings, Inc., a company that merged with Versant in March 2004. In addition, Dr. May served as a member of both the Audit and Compensation Committees of Poet Holdings, Inc. Dr. May has held several leading positions at Alcatel in both Stuttgart and Paris. His last position at Alcatel was Head of the Office of Communication Division. From February 1994 to September 1995, Dr. May took a leading role as CEO in establishing DeTeSystems, a German wholly owned subsidiary of Deutsche Telekom AG that provides system solutions for telecommunications services to significant accounts in Germany. In 1995, he was appointed to the Board of Management of Deutsche Telekom AG, where he was responsible for large business customers, multimedia and systems solutions until May 1998. Currently, Dr. May manages his own consulting and investment company and is a member of the advisory boards of several IT and multimedia companies. From June 2000 to December 2008 he served on the board of directors of InfoVista S.A., a publicly held French company that provides software products that monitor and analyze the performance of telecommunications and IT infrastructures. Since October 2010 Dr. May has also served as chairman of the Supervisory Board of Intershop Communications AG, a publicly held German company listed in Germany that provides software solutions for ecommerce applications.

Board Leadership Structure

Versant's Board of Directors is currently composed of six directors: five Outside Directors and Bernhard Woebker, the Company's President and Chief Executive Officer. William Henry Delevati, an Outside Director, serves as Chairman of the Board of Directors. In addition, the Chairman of each Versant Board Committee that has a chairperson is also an Outside Director, and different Outside Directors currently serve as chairmen of the Audit, Compensation and Nominating Committees of the Board. Mr. Woebker does not serve on the Audit or Compensation Committees of the Board, nor does he chair any Board Committee. The Board believes that the existing leadership structure of the Board and its Committees is appropriate based on the size of the Board and the Company's current circumstances. The Board takes an active role in its oversight function and periodically holds executive sessions of Board and Board committee meetings to enable and encourage candid discussions of issues. The Board administers its oversight function, in part, by having key authority roles on various Board committees held by different Outside Directors, and the Board believes that this shared leadership practice encourages greater interest and participation in risk oversight by all members of the Board.

Board of Directors Meetings and Committees

During fiscal 2011, the Board held eleven meetings, including telephonic meetings. The Board has established an Audit Committee, a Compensation Committee, a Nominating Committee, an Employee Option Committee, a Stock Buy-Back Committee and a Strategic Directions Committee. The Committees are responsible to the full Board. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The Company strongly encourages the members of the Board to attend the Company's Annual Meeting. Bernhard Woebker, our Chief Executive Officer, attended our 2011 Annual Meeting of Shareholders.
The table below provides the membership for each of the Committees, and the number of meetings held during the fiscal year:

	Audit Committee	Compensation Committee	Nominating Committee	Strategic Directions Committee [4]
Bernhard Woebker [1]
Uday Bellary	* C	*	*	*
Anthony Bettencourt [2]
Robert Brammer [3]
William Henry Delevati[5]	*	*	* C	*
Herbert May	*	* C	*	*
Number of Meetings in Fiscal 2011	8	7	4	1

C = Chair of the Committee
1 Mr. Woebker resigned from the audit committee when he became CEO in March 2011.
2 Mr. Bettencourt joined the Board of Directors January 2, 2012 and was appointed to the Strategic Directions Committee on February 21, 2012.
3 Dr. Brammer joined the Board of Directors November 28, 2011.
4 The Strategic Directions Committee was formed in July 2011.
5 Mr. Delevati resigned from the Strategic Directions Committee on February 21, 2012.
6 The Employee Option Committee and Stock Buy-Back Committee did not meet in fiscal 2011.

Audit Committee.   Messrs. Bellary, Delevati and May are the current members of the Audit Committee. Messrs. Bellary, Delevati and May served as such throughout fiscal 2011 and Mr. Woebker, who joined the committee in May 2010, resigned from the committee when he became CEO of the Company. Mr. Bellary serves as the Chairman of the Audit Committee and was appointed to that position in July 2003. The Board has determined that Mr. Bellary is the “audit committee financial expert” as defined by the rules of the United States Securities and Exchange Commission (the “SEC”). The Audit Committee met eight times during fiscal 2011, including telephonic meetings. The principal responsibilities of the Audit Committee are:

•
to monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors and the Company's financial and senior management;

•	to facilitate communication among the Company's independent registered public accounting firm, the Company's financial and senior management and the Board;

•	to oversee the Company's accounting and financial reporting processes and the audit of the Company's financial statements; and

•	to oversee the Company's relationship with its independent registered public accounting firm and evaluate that firm's independence and performance.

The Board has adopted a written charter for the Audit Committee. The Audit Committee's charter is available on the Investor Relations section of our website at http://www.versant.com/company/Investor_Relations.aspx. Each current member of the Audit Committee meets the independence and other requirements to serve on our Audit Committee under applicable securities laws and the rules of the SEC and listing standards of The NASDAQ Stock Market.

Compensation Committee.   Messrs. Bellary, Delevati and May are the current members of the Compensation Committee and served as such throughout fiscal 2011. Dr. May serves as the Chairman of the Compensation Committee and was appointed to that position in March 2005. Each member of the Compensation Committee is an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended. During fiscal 2011, the Compensation Committee met seven times, including telephonic meetings. The principal responsibilities of the Compensation Committee are:

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to review the performance of the Company's executive officers, including its Chief Executive Officer and other executive officers, and determine, or recommend to the Board, their compensation, including salary, bonus awards and major perquisites;

•	to review and approve compensation ranges for non-officer employees;

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to review, and submit to the Board for its approval, any major compensation and benefits programs and plans, such as stock option, restricted stock unit, stock purchase, 401(k) and bonus plans, and amendments thereto;

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to administer the Company's 2005 Equity Incentive Plan and approve and authorize option grants and restricted stock unit awards pursuant thereto (though the Board of Directors also administers such plans with respect to awards to personnel other than executive officers), and administer outstanding options granted under the Company's now-expired 1996 Equity Incentive Plan; and

•	to administer the Company's 2005 Employee Stock Purchase Plan.
The Compensation Committee does not currently have a written charter.

Nominating Committee.   Messrs. Bellary, Delevati and May are the current members of the Nominating Committee and served as such throughout fiscal 2011. Mr. Delevati serves as the Chairman of the Nominating Committee and was appointed to that position in March 2005. The Nominating Committee met four times, including telephonic meetings, in fiscal 2011. The principal responsibilities of the Nominating Committee are as follows:

•	making recommendations to the Board regarding the structure and composition of the Board and its committees; and

•	identifying, considering and recommending candidates for membership on the Board.
The Nominating Committee does not currently have a written charter.

Employee Option Committee. Mr. Delevati is the sole current member of the Employee Option Committee, which was established in March 2006, and has served on the committee since its inception. The Employee Option Committee did not meet or act by written consent during fiscal 2011. The principal responsibilities of the Employee Option Committee are as follows:

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making awards of stock options under the 2005 Equity Incentive Plan on standard plan terms to employees who are not executive officers of the Company and to consultants of the Company, provided the option grant does not exceed a maximum of 2,000 shares per award; and

•	reporting option grants that it makes to the Board.
The Employee Option Committee does not currently have a written charter.

Stock Buy-Back Committee.  Messrs. Bellary and May are the current members of the Stock Buy-Back Committee, which was established on December 1, 2008, and have served on the committee since its inception. The Stock Buy-Back Committee was formed after the close of fiscal 2008 and did not meet or act by written consent during fiscal 2011. The principal responsibilities of the Stock Buy-Back Committee were to establish pricing and other parameters of Common Stock repurchase programs approved by the Board of Directors.
The Stock Buy-Back Committee does not have a formal charter.

The Strategic Directions Committee. Messrs. Bellary, Bettencourt and May are the current members of the Strategic Directions Committee which was established in July 2011. Mr. Delevati served on the committee from its inception through February 21, 2012 when he resigned and Mr. Bettencourt joined the committee. The principal responsibilities of the Strategic Directions Committee are to evaluate, and make recommendations to the Board with respect to, strategic directions for the Company and any material or strategic transactions associated with any such new strategic directions. If the Board or the Strategic Directions Committee determines that such a transaction involves a material economic conflict of interest for a director, the Strategic Directions Committee may also supervise and be required to approve such transaction. The Strategic Directions Committee met once in fiscal 2011.

The Strategic Directions Committee does not currently have a formal charter.

Compensation of Directors

The following table sets forth compensation earned by the Company's Outside Directors (as defined below) during fiscal year 2011:
Summary Compensation Table - Directors

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) [4]	Total ($)
Bernhard Woebker [1,6]	$8,967	$28,104	$37,071
Uday Bellary	$25,000	$30,021	$55,021
Anthony Bettencourt [2]	$—	$—	$—
Robert Brammer [3]	$—	$—	$—
William Henry Delevati	$25,000	$30,021	$55,021
Herbert May	$25,000	$30,021	$55,021
Jochen Witte [5,6]	$12,592	$—	$12,592

1 Mr. Woebker served as an Outside Director until March 10, 2011 when he became Chief Executive Officer of the Company. These fees represent the compensation he received as an Outside Director in fiscal 2011. The share-based compensation expense relates to those option awards granted from the 2005 Directors Stock Option Plan he received as an outside director. As stated in note 6 below, Mr. Woebker's compensation for his services as an employee are set forth elsewhere in this Proxy Statement under the heading "Executive Compensation."

2 Mr. Bettencourt joined the Board of Directors in January 2012 and received no compensation in fiscal 2011.
3 Dr. Brammer joined the Board of Directors in November 2011 and received no compensation in fiscal 2011.
4 Amounts reflect the share-based compensation expense recognized in fiscal 2011 by the Company for financial statement reporting purposes. For a discussion of valuation assumptions, see Note 2 to the consolidated financial statements included in Versant's annual report on Form 10-K for the fiscal year ended October 31, 2011, filed with the SEC on January 30, 2012, under the heading "Share Based Compensation."

5 In fiscal 2011 Jochen Witte served as an Outside Director from March 10, 2011 (when he resigned as CEO) until November 28, 2011 during which time he received directors fees. As stated in note 6 below, Mr. Witte's compensation for his services in the capacity of an employee are set forth elsewhere in this Proxy Statement under the heading "Executive Compensation." Mr. Witte was granted no option awards under the 2005 Directors Stock Option Plan.

6 Compensation for Messrs. Woebker and Witte, Directors who also served as Executive Officers in fiscal year 2011, is also included in the Summary of Compensation - Executive Officers - table under the heading "Executive Compensation" in this Proxy Statement.

Our directors who are not employees of Versant or any of its parents, subsidiaries or affiliates (“Outside Directors”) receive a combination of stock options and cash compensation in the form of director fees for serving on our Board. Any director who is also a Company employee does not receive board fees or equity for his Board service. In fiscal 2011, Mr. Woebker served as an Outside Director until March 2011 when he became CEO of the Company. Mr. Woebker received cash compensation for his services as an Outside Director through March 2011. Mr. Witte served as the Company's CEO until March 2011 when he resigned from that position. Mr. Witte remained on the Board of Directors until November 28, 2011 and received cash compensation for his services as a director from March 2011 through November 2011, but was not granted any stock options under the 2005 Directors Stock Option Plan.

Cash Compensation. In fiscal 2011, Versant paid its Outside Directors cash compensation for their services as directors at a rate of $25,000 per year. The amount of compensation paid by Versant to its Outside Directors is determined by Versant's Board or a committee of the Board authorized to make such determination.

Equity Compensation. Outside Directors have previously been granted stock options under Versant's 1996 Directors Stock Option Plan (the “1996 Directors Plan”) and since August 2005 have received stock options under Versant's 2005 Directors Stock Option Plan (the “2005 Directors Plan”), which replaced the 1996 Directors Plan as of August 22, 2005. The purpose of the 2005 Directors Plan is to align the Outside Directors' interests with the interests of the Company's shareholders and to provide Outside Directors an opportunity to purchase shares of Versant Common Stock.

Under the terms of the 2005 Directors Plan, each Outside Director who first becomes a member of the Board after August 22, 2005 receives an option to purchase 4,000 shares of Versant Common Stock (i) upon initially joining the Board (an “Initial Grant”), and (ii) for so long as he or she continues to serve on the Board as an Outside Director, on each successive August 22 thereafter (each such August 22, a “Succeeding Grant Date”), he or she will receive an additional option to purchase 4,000 shares of Versant Common Stock (a “Succeeding Grant”); except that, if such Outside Director has not been a member of the Board for the entire one-year period immediately preceding such Succeeding Grant Date, then the number of shares subject to the Succeeding Grant received by the Outside Director on that Succeeding Grant Date are reduced and prorated in proportion to the time during which such Outside Director served on the Board during such one-year period.

The following stock option grants have been made under the 2005 Directors Plan as of October 31, 2011:

	Number of Shares Granted to Outside Directors as a Group (1)	Grant Date Fair Value (per share)	Exercise Price (per share)
Date of Grants:
August 22, 2005 (2)	3,784	$2.86	$4.10
August 22, 2006	8,000	$5.23	$6.13
August 22, 2007 (3)	15,716	$18.11	$22.00
August 22, 2008	16,000	$22.19	$30.50
August 22, 2009	16,000	$9.73	$15.06
August 22, 2010	16,000	$6.19	$10.58
August 22, 2011 (4)	12,000	$5.01	$10.20
	87,500

1
Except as noted in footnotes 2 and 4 below, the number of options granted to each Outside Director was equal in each year indicated in the table. The Outside Directors group includes Uday Bellary, William Delevati, Herbert May and until March 2011, Bernhard Woebker. Jochen Witte received no option grants in his role as a Director.

2
In 2005, immediately after the shareholder approval of the 2005 Directors Plan, each Outside Director was granted a Succeeding Grant which was prorated to account for any grant made to the Outside Director in the preceding twelve months. Each Outside Director received a grant ranging from 131 to 1,671 shares on August 22, 2005. As explained in Note 3 below, prior to 2007 the amount of a Succeeding Grant was initially 2,000 shares.

3
In 2007, the 2005 Directors Plan was amended to increase the Succeeding Grant from 2,000 shares to 4,000 shares. Despite this amendment, the Succeeding Grants made on August 22, 2007 were reduced to 3,929 shares per Outside Director because there were then insufficient shares available under the 2005 Directors Plan to enable such Succeeding Grant to be 4,000 shares on that date, so the remaining available options were prorated among the Outside Directors.

4	On August 22, 2011, Bernhard Woebker was serving as CEO of the Company and did not receive a succeeding grant.
Options granted under the 2005 Directors Plan are immediately exercisable in full. However the options granted under the 2005 Directors Plan are subject to vesting provisions pursuant to which 50% of the shares vest free of a potential repurchase option of the Company on each of the first two anniversaries of the date of grant of the option, so long as the optionee continuously remains a member of the Board or a consultant to the Company. If an Outside Director's service with the Company as a director or consultant terminates, then any shares purchased by such Outside Director under an option granted under the 2005 Directors Plan that are unvested on the termination date are subject to repurchase by the Company at the option exercise price paid for such shares. In the event of certain corporate transactions (including certain change of control transactions) involving the Company, the vesting of all unvested shares subject to options granted under the 2005 Directors Plan may be accelerated.

The Outside Directors' aggregate holdings of stock options at the end of fiscal year 2011 were as follows:

Name [1,2]	Number of Shares
Uday Bellary	30,060
William Henry Delevati	31,100
Herbert May	25,529

1 Bernhard Woebker was no longer an Outside Director as of March 10, 2011 when he began to serve as CEO of the Company. Mr. Woebker's aggregate holding of stock options is found elsewhere in this Proxy Statement under the heading "Executive Compensation."

2 Jochen Witte's aggregate holding of stock options is found elsewhere in this Proxy Statement under the heading "Executive Compensation."

Vote Required
The nominees for election to the Board of Directors receiving the highest number of affirmative votes of the shares entitled to be voted for them at the Annual Meeting, up to the number of directors to be elected (i.e. 6 directors), will be elected to the Board of Directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

Director Nomination Process
Consideration of Director Nominees. The selection of nominees for election or appointment to the Board is the responsibility of the Company’s Board of Directors. The Nominating Committee evaluates and recommends candidates for election or appointment to the Board and the Board considers the recommendations of the Nominating Committee. The Nominating Committee considers candidates for election to the Board who are suggested by members of the Board, by the Company’s executive officers, by Company shareholders and others. Dr. Robert Brammer and Mr. Anthony Bettencourt, who joined the Board of Directors on November 28, 2011 and January 2, 2012, respectively, were recommended to the nominating committee by the Company's Chief Executive Officer, Mr. Bernhard Woebker. If and when it deems appropriate, the Nominating Committee may also retain third-party recruiters to assist the Nominating Committee in identifying and evaluating candidates. The Nominating Committee did not retain any third-party recruiter or consultant in fiscal 2011 or in connection with the nomination for directors for election at the Annual Meeting and no fee was paid to any third party to identify or evaluate any nominee for election to the Board at the Annual Meeting.

Evaluation and Qualification of Directors. The Nominating Committee will assess each candidate’s experience and skills against the qualifications described below, the then-current composition and size of the Board and the Nominating Committee’s determination of the Company’s needs. The Nominating Committee has not established any specific minimum qualifications for Nominating Committee-nominated candidates, but believes that nominees for the Board must possess strong personal ethics, an appreciation of directors’ responsibilities, business skills, experience in exercising judgment, and the ability and willingness to devote adequate time to service on the Board. The Nominating Committee will review various factors in assessing candidates, including but not limited to the candidate’s integrity, independence, business experience, judgment, demonstrated leadership skills, technical background, familiarity with the Company’s industry and knowledge of accounting and financial matters and may, but need not, consider diversity factors in evaluating potential nominees. The Nominating Committee will also consider a candidate’s other commitments and the extent to which the candidate possesses specific skills that are complementary to those of other directors. In evaluating potential candidates the Nominating Committee will review a candidate’s background in a manner and to the extent it deems appropriate. The Nominating Committee will also conduct and arrange for interviews of the candidate by members of the Board, whose opinions will be considered by the Nominating Committee. Potential nominees suggested by shareholders who comply with the procedures described below under “Shareholder Recommendations” will be evaluated by the Nominating Committee on the same basis as other potential nominees. In fiscal 2011, the Company did not receive any recommendations for nominees for election to the Board from shareholders.

Shareholder Recommendations. The Nominating Committee will consider suggestions of nominees that are timely submitted by shareholders who accompany their suggestion with delivery of the written materials described below. These recommendations and written materials must be delivered to the Company and addressed to the Nominating Committee at the Company’s principal offices as provided below. To be timely, these written materials must be submitted to the Company within the time permitted for submission of a shareholder proposal for inclusion in the Company’s Proxy Statement for its annual meeting of shareholders. The written materials that a shareholder must submit to recommend or suggest a nominee are: (1) the name(s) and address(es) of the shareholder(s) making the recommendation and the amount of the Company’s securities which are owned beneficially and of record by such shareholder(s); (2) appropriate biographical information about the recommended nominee (including a business address and a telephone number) and a statement as to the recommended individual’s qualifications, with a focus on the criteria described above; and (3) any material interest of the submitting shareholder(s) in the nomination or any affiliation or relationship of the submitting shareholder(s) to the nominee(s).

Any shareholder(s) proposals for nominations will be considered by the Nominating Committee and should be addressed as follows:

Versant Corporation
Attention: The Chairman of the Nominating Committee c/o Secretary
255 Shoreline Drive, Suite 450
Redwood City, CA 94065 USA

Director Independence
The Board has determined that directors Mr. Uday Bellary, Mr. Anthony Bettencourt, Dr. Robert Brammer, Mr. William Henry Delevati, and Dr. Herbert May qualify as independent directors under the rules of The NASDAQ Stock Market. The NASDAQ independence definition includes a series of objective tests, including that a director may not be a Company employee and that the director has not engaged in various types of business dealings with the Company. In addition, as further required by the NASDAQ rules, the Board of Directors has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board of Directors, would interfere with the exercise of such director's independent judgment in carrying out the responsibilities of a director.

Shareholder Communications to the Board of Directors
Shareholders of the Company may communicate with the Company’s Board of Directors or any individual director through the Company’s Secretary by sending an email to directors@versant.com or by writing to the following address:

Versant Corporation
Attention: Board of Directors c/o Secretary
255 Shoreline Drive, Suite 450
Redwood City, CA 94065 USA

The Company’s Secretary will forward the correspondence to the Board (or any indicated individual director), except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, to the appropriate destinations within the Company for review and possible response.

Code of Conduct and Ethics
The Board has adopted a Code of Conduct and Ethics that applies to the Company’s Board of Directors, principal executive officer, principal financial officer, and all other employees of the Company. The Code of Conduct and Ethics is intended to provide our employees, officers and directors with an understanding of how Versant does business. The Code of Conduct and Ethics is posted on the Investor Relations section of our website at http://www.versant.com/pdf/vsnt_code_of_conduct_rev2008.pdf. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or waiver from, a provision of this Code of Conduct and Ethics by posting such information on our website at http://www.versant.com/company/Investor_Relations.aspx.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Our only class of voting securities is our Common Stock. The following table presents information regarding the beneficial ownership of our Common Stock (which includes certain securities exercisable for or convertible into Common Stock) as of June 22, 2012 by:

•	each shareholder known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our directors and nominees;

•	each “Named Executive Officer” (as defined below under “Executive Compensation - Versant's Named Executive Officers”); and

•	all current directors, nominees and executive officers as a group.

The percentage of beneficial ownership for the following table is based on 2,762,591 shares of Common Stock outstanding as of June 22, 2012. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares issuable upon the exercise of options and warrants within 60 days of June 22, 2012 (that is, August 20, 2012) are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of Common Stock of such person but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of Common Stock of any other person. Unless otherwise indicated, each beneficial owner listed below maintains a mailing address of c/o Versant Corporation, 255 Shoreline Drive, Suite 450, Redwood City, California 94065.

	Shares of Common Stock Beneficially Owned
	Number	Percentage of
Name of Beneficial Owner	of Shares	Shares Outstanding
5% Shareholders:

Nantahala Capital Management, LLC [1]	339,784	12.3%
100 First Stamford Plaza, Second Floor
Stamford, Connecticut 06902

Renaissance Technologies LLC [2]	189,200	6.8%
800 Third Avenue, 33rd Floor
New York, New York 10022

Andalusian Capital Partners, LP [3]	182,385	6.6%
Two Greenwich Office Park, Suite 300
Greenwich, CT 06831

Punch & Associates Investment Management, Inc. [4]	160,070	5.8%
3601 West 76th Street, Suite 225
Edina, Minnesota 55435

Skellig Capital Management LLC [5]	157,722	5.7%
117 East 55th Street
New York, NY 10022

Beneficial Ownership - Continued
		Shares of Common Stock Beneficially Owned
		Number	Percentage of
Name of Beneficial Owner		of Shares	Shares Outstanding
Directors and Executive Officers:
	Bernhard Woebker [6]	60,655	2.1%
	Jerry Wong [7]	72,156	2.4%
	Paul McCullugh	—	*
	Jochen Witte	—	*
	Uday Bellary [8]	30,060	1.0%
	Anthony Bettencourt [9]	4,000	*
	Robert Brammer [10]	4,000	*
	William Henry Delevati [11]	29,600	1.0%
	Herbert May [12]	25,529	*
	All directors and executive officers as a group (9 persons)	226,000	7.6%

1	Based solely on information contained in a Form 13F filed by Nantahala Capital Management, LLC with the Securities and Exchange Commission on May 15, 2012.
2	Based solely on information contained in a Form 13F filed by Renaissance Technologies LLC with the Securities and Exchange Commission on May 14, 2012.
3	Based solely on information contained in a Schedule 13D/A filed by Andalusian Capital Partners, LP with the Securities and Exchange Commission on September 22, 2011.
4	Based solely on information contained in a Form 13F filed by Punch & Associates Investment Management, Inc. with the Securities and Exchange Commission on April 19, 2012.
5	Based solely on information contained in a Schedule 13G filed by Skellig Capital Management LLC with the Securities and Exchange Commission on February 13, 2012.
6	Includes 40,115 shares of Common Stock subject to options exercisable within 60 days of June 22, 2012.
7	Includes 61,798 shares of Common Stock subject to options exercisable within 60 days of June 22, 2012.
8	Includes 30,060 shares of Common Stock subject to options exercisable within 60 days of June 22, 2012.
9	Includes 4,000 shares of Common Stock subject to options exercisable within 60 days of June 22, 2012.
10	Includes 4,000 shares of Common Stock subject to options exercisable within 60 days of June 22, 2012.
11	Includes 28,600 shares of Common Stock subject to options exercisable within 60 days of June 22, 2012.
12	Includes 25,529 shares of Common Stock subject to options exercisable within 60 days of June 22, 2012.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth certain information as of October 31, 2011 with respect to compensation plans under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plan category:
Equity compensation plans approved by security holders	650,465	$15.20	375,163
Equity compensation plans not approved by security holders	—	—	—
Total	650,465	$15.20	375,163

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires Versant's directors and officers, and persons who own more than 10% of a registered class of Versant's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish Versant with copies of all Section 16(a) forms they file. Based solely on the review of the copies of such forms furnished to Versant and written representations from the executive officers and directors of the Company, Versant believes that all Section 16(a) filing requirements were met during fiscal 2011with the exception of a Form 4 for Mr. Woebker filed on June 8, 2011 reporting the purchase of 1,100 shares of common stock purchased on June 2, 2011 and 2,900 shares of common stock purchased on June 3, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Party Transactions Policy and Procedures

Excluding compensation (whether cash, equity or otherwise), any related party transaction involving a Company director or executive officer must be reviewed and approved by the Audit Committee of the Board of Directors. Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. Related parties include any director or executive officer, any nominee for election to the Board, certain shareholders and any of their “immediate family members” (as defined by SEC regulations). To identify any related party transaction, the Company requires each director and executive officer to complete each year a questionnaire requiring disclosure of any transaction in which the director, executive officer or any immediate family member might have an interest. In addition, the Board of Directors determines annually which directors are “independent” under the rules of the NASDAQ Stock Market and reviews any director relationship that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

Certain Related Party Transactions

The Company's Articles of Incorporation and Bylaws contain provisions that limit the liability of directors and require the Company to indemnify directors and executive officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceedings arising out of their services to the Company. Under those Articles of Incorporation, to the extent permitted under the California General Corporation Law, directors are not liable to the Company or its shareholders for monetary damages arising from a breach of their fiduciary duty of care as directors. In addition, the Company has entered into an indemnity agreement with each director and executive officer (and certain other managers) that provides for indemnification of the directors and executive officers against certain liabilities that may arise by reason of their status or service as a director or executive officer. The Company purchases insurance to cover claims or a portion of any claims made against its directors and executive officers. These provisions and arrangements do not, however, affect liability for any breach of a director's duty of loyalty to the Company or its shareholders, liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, liability for transactions in which the director derived an improper personal benefit or liability for the payment of a dividend or distribution in violation of California law. Such limitation of liability also does not limit a director's liability for violation of, or otherwise relieve our directors or executive officers from the necessity of complying with, federal and state securities laws or affect the availability of equitable remedies such as injunctive relief or rescission. In addition, certain executive officers of the Company have certain employment and/or retention incentive agreements with the Company, which are summarized below under “Executive Compensation - Employment Contracts, Termination of Employment and Change-in-Control Arrangements”.

Other than these indemnification arrangements and the compensation of directors and Named Executive Officers as described elsewhere in this Proxy Statement, to the Company's knowledge there has not been since the beginning of fiscal year 2011 and there is not currently proposed any transaction in which the Company was or is to be a participant, in which the amount involved exceeds $120,000 or one percent of the average of Versant's total assets at year end for the last two completed fiscal years; and in which any director, executive officer, 5% shareholder or any of their “immediate family members” (as defined by SEC regulations) had or will have a direct or indirect material interest.

EXECUTIVE COMPENSATION
Role of the Compensation Committee and Processes

The Compensation Committee has the exclusive authority to establish the level of base salary payable to Versant's executive officers and also has the responsibility for approving the individual bonus programs for Versant's Chief Executive Officer and its other executive officers for each fiscal year, and to determine at the end of the fiscal year the extent to which the bonus has been earned. The Compensation Committee also reviews and makes recommendations to the Company's Board of Directors to ensure that other aspects of Versant's compensation and benefit programs are consistent with Versant's compensation philosophy.

Versant's Chief Executive Officer has historically annually reviewed the performance of each of Versant's other executive officers. The conclusions reached by the Chief Executive Officer and his recommendations based on these reviews, including his recommendations with respect to base salary, target annual bonus levels and performance targets, and target annual long-term incentive option award values, have typically been presented by the Chief Executive Officer to the Compensation Committee, which may modify or supplement any recommendation made by the Chief Executive Officer in its discretion, and the Compensation Committee has historically made adjustments and additions modifying the Chief Executive Officer's recommendations and/or adopted compensation terms devised by the Compensation Committee. The Compensation Committee makes all final compensation decisions for each of Versant's Named Executive Officers (as defined below). Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the Compensation Committee members but also Versant's Chief Executive Officer and Chief Financial Officer, although these officers do not attend those portions of the Compensation Committee meetings in which their personal compensation program is determined by the Compensation Committee.

The Compensation Committee has the authority to engage the services of outside advisors. However, historically, including for fiscal 2011, the Committee has not done so, given the Company's size, the relatively small number of the Company's executive officers, the relative lack of complexity of the Company's compensation programs and the costs associated with retaining such an advisor. In fiscal 2011 management did not engage any compensation consultants to provide advice or recommendations on the amount or form of executive and director compensation.

Named Executive Officers

SEC regulations define “Named Executive Officers” of the Company as the individuals (i) who served as the Company's Chief Executive Officer during fiscal 2011, (ii) the Company's two most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of fiscal 2011, if any, and (iii) up to two other persons who would have come within the description of other highly compensated officers in clause (ii) but for the fact that they were not serving as an executive officer of the Company at the end of fiscal 2011, if any.

Mr. Woebker and Mr. Wong currently serve as Versant's President and Chief Executive Officer and Versant's Vice President, Finance, Chief Financial Officer and Secretary, respectively, and Mr. Witte's employment with Versant terminated effective as of March 10, 2011 (Messrs. Woebker, Wong and Witte are together referred to in this Proxy Statement as the “Named Executive Officers”).

In June 2012, Mr. Paul McCullugh joined the Company as Executive Vice President, Sales and Marketing. Versant has no other executive officers as of the date of this Proxy Statement and, except for Messrs. Woebker, Witte and Wong, had no other executive officers during fiscal 2011.

Mr. Woebker, Mr. Wong and Mr. McCullugh currently serve in the positions indicated for them in the following table. Biographical information for Mr. Woebker is found in this Proxy Statement under "Board of Directors and Corporate Governance" - "Directors Standing for Election" and biographical information for Messrs. Wong, McCullugh and Witte is set forth immediately below the following table.

Name of Officer	Age	Title
Bernhard Woebker	62	President and Chief Executive Officer
Jochen Witte	51	Former President and Chief Executive Officer
Jerry Wong	60	Vice President, Finance, Chief Financial Officer and Secretary
Paul McCullugh	49	Executive Vice President, Sales and Marketing

Jerry Wong has been Versant's Vice President, Finance, Chief Financial Officer and Secretary since June 2006. Prior to his appointment to these positions with Versant, from March 2003 to December 2005 Mr. Wong served as Chief Financial Officer and a consultant for Companion Worlds, Inc., a privately held company that provided technology enabling instructional content for mobile digital devices. From March 2004 to June 2006 Mr. Wong also served as a financial consultant for Vega Vista, Inc., a privately held company developing solutions for accessing and interacting with rich content on small displays, such as those on handheld devices. From January 2000 to November 2008 Mr. Wong served as an independent trustee for Firsthand Mutual Funds and also served for four years as chairperson of the Firsthand Mutual Fund's audit committee. From 1995 to October 2002 Mr. Wong was Vice President of Finance for Poet Software Corporation and Poet Holdings, Inc. and from 2000 to October 2002 he was Executive Vice President of U.S. Operations for Poet Software Corporation, an affiliate of Poet Holdings, Inc. Poet Holdings, Inc. was a provider of object-oriented database and e-catalog solutions that merged with Versant in March 2004. Mr. Wong holds a B.S. degree in Business Administration from the University of San Francisco.
Paul McCullugh joined Versant as its Executive Vice President, Sales and Marketing in June 2012. Prior to joining Versant, Mr. McCullugh served as Senior Sales Director, Cloud Services, of Oracle Corporation from September 2011 to June 2012 and held other sales positions with Oracle Corporation from March 2006 to September 2011. Mr. McCullugh received a degree in Business Administration and Finance from Western Washington University.
Jochen Witte served as Versant's President and Chief Executive Officer from June 2005 until March 10, 2011 and as a member of Versant's Board of Directors from March 2004 until November 28, 2011. Mr. Witte served as the Company's Chief Financial Officer and Secretary from June 2005 to June 2006. From March 2004 to June 2005, he served as President, European Operations of Versant. Prior to joining Versant, Mr. Witte was CEO of Poet Holdings Inc., a company that merged with Versant in 2004 and which he co-founded in 1993. He initially worked as Poet's Managing Director of Germany and became Poet's Chief Financial Officer in 1999 when Poet went public. Mr. Witte received a degree in Business Administration from the Berlin Technical University and also attended the University of Wales as an exchange student.

Executive Compensation Summary

Provided in the tables and narrative below is certain information regarding compensation earned by our Named Executive Officers for fiscal years 2011 and 2010.
 Summary Compensation Table - Executives

Name and Principal Position		Fiscal Year	Salary ($)	Option Awards (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation	Total ($)
Bernhard Woebker (2, 3, 7)
	Director	2010	$25,000	$57,534	$—	$—	$82,534
	Director	2011	$8,967	$28,104	$—	$—	$37,071
	President and Chief Executive Officer	2011	$197,597	$81,667	$16,000	$8,419	$303,683
	Fiscal 2011 total - Mr. Woebker		$206,564	$109,771	$16,000	$8,419	$340,754
Jerry Wong (8)
	Vice President, Finance, Secretary & CFO	2010	$190,000	$96,968	$78,532	$—	$365,500
	Vice President, Finance, Secretary & CFO	2011	$190,000	$83,709	$75,000	$—	$348,709
Jochen Witte (4, 5, 6, 7, 9)
	Former President and CEO	2010	$291,034	$141,383	$62,798	$12,552	$507,767
	Former President and CEO	2011	$152,922	$120,218	$154,285	$318,289	$745,714
	Director	2011	$12,592	$—	$—	$—	$12,592
	Fiscal 2011 total - Mr. Witte	2011	$165,514	$120,218	$154,285	$318,289	$758,306

1
Amounts reflect the share-based compensation expense recognized by the Company for financial statement reporting purposes. For a discussion of valuation assumptions, see Note 2 to the consolidated financial statements included in Versant's annual report on Form 10-K for the fiscal year ended October 31, 2011, filed with the SEC on January 30, 2012, under the heading "Share Based Compensation." See the Plan Based Awards table below for information on fiscal 2011 stock option grants.

2
Mr. Woebker's salary was paid by Versant GmbH in euros and translated each month at the exchange rate used for inclusion in the Company's financial statements. For fiscal 2011, Mr. Woebker was paid €138,522 which translated to approximately $197,597 at an average exchange rate of 1.4265 dollars per euro

3
Mr. Woebker's compensation for his service as a Director, prior to the date he become Versant's Chief Executive Officer and President, is included in this table and also included in the "Summary Compensation Table - Directors" under the heading "Compensation of Directors" in this Proxy Statement.

4
Mr. Witte's salary was paid by Versant GmbH in euros and translated each month at the exchange rate used for inclusion in the Company's financial statements. For fiscal 2011, Mr. Witte was paid €111,130, which translated to approximately $152,922 at an average exchange rate of 1.3761 dollars per euro. For fiscal 2010, Mr. Witte was paid €216,000 which translated to approximately $291,034 at an average exchange rate of 1.3474 dollars per euro.

5
Mr. Witte's compensation for his service as a Director is included in this table and also included in the "Summary Compensation Table - Directors" under the heading "Compensation of Directors" in this Proxy Statement.

6	Incentive compensation for fiscal 2010 was payable in the first quarter following the fiscal year in which it was earned.
7	"All Other Compensation" includes amounts paid by the Company for life insurance premiums and auto lease payments.
8	Incentive compensation payable in the first quarter following the fiscal quarter or fiscal year in which it is earned.
9
a) On March 10, 2011, Versant Corporation and Jochen Witte, the Company’s then President and Chief Executive Officer, agreed to Mr. Witte’s resignation and entered into a separation agreement. Under this separation agreement, Mr. Witte continued to serve as a part-time employee at a salary of €9,000 per month and assisted in transitioning his responsibilities until June 30, 2011 when Mr. Witte’s employment terminated.

b) The terms of Mr. Witte’s separation agreement provided that in exchange for a general release of claims, he received the following: (i) a severance payment consisting of €216,000 (equivalent to approximately $309,658) and reflected in "All Other Compensation" above plus a bonus of approximately €65,768 (equivalent to approximately $94,285) and reflected in "Non-Equity Incentive Plan Compensation" above.

c) The terms of Mr. Witte's separation agreement also provided that the vesting of Mr. Witte’s Versant stock options was accelerated by 12 months of vesting and his then outstanding vested Versant stock options will continue to be exercisable until March 31, 2012. The additional share-based compensation expense recognized by the Company as a result of these stock option modifications is included in "Option Awards" above.

Mr. Woebker. Mr. Woebker, who is based in Germany and whose base salary is paid in Euros, had an annual base salary in fiscal 2011 of €216,000 per year. He was also eligible for discretionary bonuses to be determined by the Compensation Committee of the Board of Directors.

Mr. Wong. Mr. Wong's annual base salary rate for fiscal 2010 and fiscal 2011 was $190,000. Mr. Wong's fiscal 2011 bonus program had the following principal terms: (1) a bonus based on Fiscal 2011 Income from Operations equal to ten percent (10%) of that portion of the Company’s 2011 Income from Operations that exceeded a target level of 2011 Income from Operations which he did not earn; and (2) a discretionary bonus of up to $60,000 by achieving certain operational objectives in Fiscal 2011, as determined by Versant’s Chief Executive Officer under which he earned $60,000. In addition, Mr. Wong received a discretionary bonus from the Board of Directors of $15,000.

For his fiscal 2010 bonus program, Mr. Wong was entitled to receive cash bonuses based on two separate components: (1) a bonus based on the amount of the Company's Income from Operations for fiscal 2010, under which he earned $8,532 and (2) a bonus based on achievement by Mr. Wong of certain operational objectives determined by Versant's Chief Executive Officer under which he earned $70,000.

Mr. Witte. In September 2009, the Compensation Committee approved an employment agreement for Mr. Witte, who was based in Germany and whose base salary was paid in Euros, which continued his base salary at the annual rate of €216,000. For fiscal 2011 and 2010, Mr. Witte's annual base salary rate was €216,000.

On March 10, 2011, the Company and Jochen Witte, the Company’s former President and Chief Executive Officer and the managing director of its Versant GmbH subsidiary, agreed to Mr. Witte’s resignation from these positions and entered into a separation agreement. Under this separation agreement, Mr. Witte continued to serve as a part-time employee at a salary of €9,000 per month to assist in transitioning his responsibilities until June 30, 2011, when Mr. Witte’s employment terminated. Mr. Witte continued to serve on Versant’s Board of Directors until November 28, 2011. The terms of Mr. Witte’s separation payment provided that, upon his termination, in exchange for a general release of claims, he received the following separation benefits: (i) a severance payment consisting of €216,000 (equivalent to approximately $309,658) plus a bonus of approximately €65,768 (equivalent to approximately $94,285); (ii) the vesting of Mr. Witte’s Versant stock options were accelerated by 12 months of vesting; and (iii) his outstanding vested Versant stock options continued to be exercisable until March 31, 2012. Pursuant to the separation agreement, Versant also repurchased approximately 62,545 shares of Versant common stock owned by Mr. Witte (including 15,120 shares owned by his spouse) at a price of $13.50 per share, which price reflected recent market trading prices of Versant’s common stock as of the date of the separation agreement.

For fiscal 2010, Mr. Witte's bonus program entitled him to earn cash bonuses based on three separate components: (1) a bonus based on the amount of the Company's Income from Operations for fiscal 2010, under which he earned $12,798, (2) a bonus based on the Company's revenues for fiscal year 2010, which he did not earn, and (3) a discretionary bonus of $50,000 based on strategic progress in Versant's business as determined in the discretion of the Compensation Committee.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Chief Executive Officer's Employment Arrangements.   Mr. Woebker does not have an employment agreement with the Company.

 Chief Financial Officer's Employment Arrangements.   On September 9, 2009, Versant entered into a Retention Incentive Agreement with Mr. Wong which provides him with severance benefits upon his termination of employment following certain change of control transactions involving the Company. The agreement provides that if Mr. Wong's employment is terminated without cause or is terminated by him for “good reason” within 12 months of a change of control transaction involving the Company, then (i) the vesting of Mr. Wong's then outstanding unvested stock options or other unvested equity awards of the Company may be accelerated for up to a maximum of 36 months of vesting (with the extent of vesting based on Mr. Wong's tenure with the Company) and (ii) Mr. Wong would be entitled to be paid cash severance in an amount not to exceed 50% of his annual target compensation (with the actual amount payable determined in part on Mr. Wong's tenure with the Company), in each case subject to Mr. Wong signing a release.

Executive Vice President, Sales and Marketing's Employment Arrangements. Mr. McCullugh does not have an employment agreement with the Company.

Grants of Plan-Based Awards, Fiscal Year 2011

The following table shows all plan-based awards granted to our Named Executive Officers during fiscal year 2011. Certain of the stock option awards shown in this table (those granted in fiscal year 2011) are also reported in the Outstanding Equity Awards at Fiscal Year End table below.

		Option Awards: Number of Underlying Options	Option Awards: Number of Underlying Options	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	(#)	($/Sh)	($) (1)
Bernhard Woebker [3]	5/23/2011	20,000	$12.83	$127,652
Jerry Wong [2]	11/29/2010	15,000	$11.81	$67,071
Jochen Witte [2,4]	11/29/2010	20,000	$11.81	$89,428

1 These amounts do not reflect compensation actually received. Rather, they reflect the share based compensation valuation for financial reporting purposes. The assumptions used to calculate the value of these stock option grants are set forth in Note 11 of the Notes to the Consolidated Financial Statements included in this Form 10-K for fiscal year 2011.

2 These options first vest and become exercisable with respect to 25% of the shares subject to the option nine months after the grant date, and thereafter vest and become exercisable with respect to 2.78% of the shares subject to the option each month thereafter, subject to the option holder’s continued employment or service relationship with the Company. The options are subject to potential acceleration under Mr. Wong's Retention Incentive Agreement with Versant.

3 These options were granted from the 2005 Equity Incentive Plan and vested ratably over the twelve months beginning March 11, 2011, subject to Mr. Woebker's continued employment or service relationship with the Company.

4 These options were modified by the separation agreement between Jochen Witte and the Company to accelerate 12 months of vesting as of Mr. Witte's termination date, June 30, 2011.

Equity-Based Long Term Incentive Compensation.

We do not have any program, plan or practice that requires us to grant stock options to Versant's executive officers on specified dates, however, we generally (but not exclusively) consider stock option grants to Versant's executives on an annual basis, typically following fiscal year end when preliminary results for the preceding fiscal year are available for review by the Compensation Committee and forecasts for the following fiscal year are presented by management for review by the Board of Directors.

On May 23, 2011, the Compensation Committee of the Board of Directors approved the grant to Bernhard Woebker, Versant's Chief Executive Officer and President, of a stock option pursuant to the Company's 2005 Equity Incentive Plan, in order to provide Mr. Woebker with an appropriate equity incentive. The option entitled Mr. Woebker to potentially purchase up to 20,000 shares of Versant Common Stock at an exercise price of $12.83 per share, which price is equal to 100% of the fair market value of a share of Versant common stock on the date of grant. The option vested and became exercisable ratably on a monthly basis over the twelve month period beginning March 10, 2011 (the date of Mr. Woebker's appointment as Chief Executive Officer and President) and will generally expire on the earlier of (i) ten years after the date of grant or (ii) seven months after Mr. Woebker ceases to be employed by the Company (or an affiliate of the Company). The vesting schedule of this option reflected, in part, that when the option was granted it was unclear whether Mr. Woebker would serve as Chief Executive Officer and President on an interim or a longer-term basis.

Outstanding Equity Awards at Fiscal Year-End, Fiscal Year 2011

The following table shows all outstanding equity awards held by our Named Executive Officers at the end of fiscal year 2011, including Jochen Witte who remained on the Board of Directors as of October 31, 2011. Certain of the stock option awards shown in this table (those granted in fiscal year 2011) are also reported in the Grants of Plan-Based Awards, Fiscal Year 2011 table above.

	Option Awards
	No. of securities underlying unexercised options at October 31, 2011 - Exercisable (#)		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date

Name
Bernhard Woebker	186			$4.10	8/22/2015
	2,000			$3.00	6/15/2015
	2,000			$6.13	8/22/2016
	3,929			$22.00	8/22/2017
	4,000			$30.50	8/22/2018
	4,000			$15.06	8/22/2019
	2,000	1	2,000	$10.58	8/22/2020
	11,666	2	8,334	$12.83	5/23/2021
Total	29,781		10,334
Jerry Wong	7,800		—	$6.80	6/27/2016
	6,500		—	$18.18	2/26/2017
	10,000		—	$20.98	11/29/2017
	14,583		417	$12.47	11/25/2018
	9,582		5,418	$18.80	11/30/2019
	3,750		11,250	$11.81	11/29/2020
Total	52,215	3	17,085
Jochen Witte [5]	2,800		—	$10.50	1/24/2012
	875		—	$3.50	3/31/2012
	4,200		—	$27.50	3/31/2012
	500		—	$3.69	3/31/2012
	20,000		—	$10.37	3/31/2012
	20,000		—	$20.98	3/31/2012
	20,000		—	$12.47	3/31/2012
	17,222		—	$18.80	3/31/2012
	10,555		—	$11.81	3/31/2012
Total	96,152	4	—

1
These options were granted from the 2005 Directors Stock Option Plan when Mr. Woebker was an Outside Director and vest 50% on each of the first two anniversaries of the date of the grant. These options are fully exercisable on the date of grant but the unvested shares are subject to repurchase by the Company if the optionee ceases service.

2
These options were granted from the 2005 Equity Incentive Plan and vested ratably over the twelve months beginning 3/11/11, subject to the option holder’s continued employment or service relationship with the Company.

3
These options first vest and become exercisable with respect to 25% of the shares subject to the option nine months after the grant date, and thereafter vest and become exercisable with respect to 2.78% of the shares subject to the option each month thereafter, subject to the option holder’s continued employment or service relationship with the Company. These options are subject to potential acceleration under Mr. Wong's Retention Incentive Agreement with Versant.

4
On March 10, 2011, Versant Corporation and Jochen Witte, the Company’s then President and Chief Executive Officer, agreed to Mr. Witte’s resignation and entered into a separation agreement. Pursuant to the terms of Mr. Witte's separation agreement, the vesting of Mr. Witte’s Versant stock options was accelerated by 12 months and his then outstanding vested Versant stock options continued to be exercisable until March 31, 2012.

5	Mr. Witte resigned as President and CEO of the Company as of March 10, 2011 but remained a part time employee until June 30, 2011 and a Board Member until November 28, 2011.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is composed of three independent directors and operates under a written charter approved by the Audit Committee and adopted by the Board, a copy of which is available for viewing on the Investor Relations section of our website at www.versant.com. Uday Bellary, William Henry Delevati, and Dr. Herbert May are the current members of the Audit Committee. All members of the Audit Committee were members of the Audit Committee during the entire fiscal year ended October 31, 2011. Mr. Woebker, who joined the committee in May 2010, resigned from the committee when he became CEO of the Company in March 2011. The Audit Committee recommended to the Board the selection of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2011.
Management is responsible for the Company's internal controls and the financial reporting process. Grant Thornton LLP is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, including by engaging in discussions with management and Grant Thornton LLP.
In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2011 with Versant's management and with Grant Thornton LLP. As part of this discussion, management has confirmed to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. During the fiscal year ended October 31, 2011 the Audit Committee also reviewed and discussed with Versant's management and Grant Thornton LLP, the Company's independent auditor, the Company's quarterly earnings announcements, consolidated financial statements, and related periodic reports filed with the SEC.
The Audit Committee also has discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also has discussed with Grant Thornton LLP that firm's independence. Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and its charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in our Annual Report on Form 10-K and Form 10-K/A for the Company’s fiscal year ended October 31, 2011.
The preceding report of the Audit Committee of the Company's Board of Directors is required by the SEC and shall not be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.
AUDIT COMMITTEE
Uday Bellary
William Henry Delevati
Dr. Herbert May

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Nominees
At the Annual Meeting, shareholders will elect six directors to the Board of Directors, each to hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. Shares represented by the accompanying proxy will be voted “For” the election of the six nominees recommended by the Board of Directors who are named in the following table, unless the proxy is marked in such a manner as to withhold authority to so vote. Each of the nominees is currently a director of Versant.
Versant has no reason to believe that the nominees for election will not be available to serve their prescribed terms. If any nominee for any reason is unable to serve or will not serve, however, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.
The following table sets forth certain information concerning the nominees, which information is based on data furnished to Versant by the nominees:

Name of Director	Age	Principal Occupation	Versant Board Member Since

Bernhard Woebker	62	President & Chief Executive Officer of Versant	2005
Uday Bellary	57	Chief Financial Officer of Greenvolts, Inc.	2003
Anthony Bettencourt	51	President, Chief Executive Officer and Chairman of the Board of Coverity, Inc.	January 2, 2012
Robert Brammer	66	President & Chief Executive Officer of Brammer Technology, LLC	November 28, 2011
William Henry Delevati	63	Chairman of the Board of Versant	1999
Herbert May	62	Consultant	2004

For details regarding Board qualifications and the specific experiences, qualifications and skills of each of our director nominees, please see “Board of Directors and Corporate Governance – Directors Standing for Election” included elsewhere in this Proxy Statement.

Vote Required
The nominees for election to the Board of Directors receiving the highest number of affirmative votes of the shares entitled to be voted for them at the Annual Meeting, up to the number of directors to be elected (i.e. 6 directors), will be elected to the Board of Directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.

The Board of Directors has unanimously approved the foregoing slate of nominees for election to the Company’s Board of Directors and recommends that shareholders vote FOR the election of each of the nominees named above.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Grant Thornton LLP, an independent registered public accounting firm, to audit the financial statements of Versant for the current fiscal year ending October 31, 2012. Grant Thornton LLP has served as the Company’s independent registered public accounting firm since June 2003. The Company expects that representatives of Grant Thornton LLP will be present at the Annual Meeting, will be available to answer any appropriate questions, and will have the opportunity to make a statement if they desire to do so.
If our shareholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2012, but reserves the right to elect to retain Grant Thornton LLP as the Company’s independent registered public accounting firm. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
Principal Accountant Fees and Services
The independent registered public accounting firm of Grant Thornton LLP was selected to serve as the Company's independent registered public accountant to perform the audit of the Company's financial statements for the fiscal years ended October 31, 2011 and 2010.
The table below sets forth the aggregate audit fees, audit-related fees, tax fees and all other fees billed for services rendered by the Company's principal accountant in our fiscal years ended October 31, 2011 and 2010.

	Fiscal 2011	Fiscal 2010

Audit Fees	$392,225	$399,907
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total All Fees	$392,225	$399,907

Audit Fees. These amounts include aggregate fees billed for professional services rendered in connection with Grant Thornton LLP's audit of Versant's annual consolidated financial statements for fiscal 2010 and fiscal 2011, the reviews of Versant's consolidated financial statements included in its Quarterly Reports on Forms 10-Q for each of those fiscal years, and the attestation services for the statutory audits of international subsidiaries.

Audit-Related Fees. These amounts include professional services rendered in connection with a certain regulatory filing made by the Company.
Tax Fees. We did not incur any Tax Fees during these periods.
All Other Fees. We did not incur any Other Fees during these periods.

Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm
The Audit Committee's policy is to pre-approve at the beginning of each fiscal year all audit and permissible non-audit services to be provided by the independent registered public accounting firm during that fiscal year. The Audit Committee pre-approves these services by authorizing specific projects within the categories of service outlined above. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis.
The Audit Committee considered the services listed above to be compatible with maintaining Grant Thornton LLP's independence.
Vote Required and Board of Directors’ Recommendation
The vote required to approve this proposal is the affirmative vote of a majority of the outstanding shares of the Company’s Common Stock entitled to vote, the holders of which are present in person or represented by proxy at the Annual Meeting and voting on this proposal, which affirmative vote must also include the affirmative vote of at least a majority of the required quorum. Neither an abstention nor a broker non-vote will be counted as a vote “For” or “Against” this proposal, provided, however, that abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the required quorum.
The Board of Directors has unanimously approved this proposal and recommends that shareholders vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012.

SHAREHOLDER PROPOSALS
Shareholders are entitled to present proposals for consideration at forthcoming shareholder meetings provided they comply with the proxy rules promulgated by the SEC and our bylaws. Proposals of shareholders intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2013 for its fiscal year ended October 31, 2012, or “2013 Annual Meeting,” must be received by the Company at its principal executive offices by no later than 120 days prior to July 9, 2013 (that is, March 11, 2013) (the “Deadline Date”) in order to be included in the Company's proxy materials for the 2013 Annual Meeting. If a shareholder wishes to present a proposal for consideration at the 2013 Annual Meeting not to be included in the Company's proxy materials for that meeting, then under SEC Rule 14a-4(c)(1) proxies solicited by the Company for the 2013 Annual Meeting may be voted by the Company's proxy holders in their discretion with respect to that proposal unless the Company receives written notice of the proposal by no later than the close of business on May 25, 2013 (the “Discretionary Deadline Date”). Even if such a proposal is received by the Company by the Discretionary Deadline Date, in certain circumstances, under the SEC rules, the proxy holders designated by the Company will retain the right to vote on such proposal in their discretion. The dates listed above are subject to change if the date of the 2013 Annual Meeting is more than thirty (30) days before or after August 24, 2013.
OTHER MATTERS
The Board does not presently intend to bring any other matters before the Annual Meeting not described in this Proxy Statement, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that the proxies, in the form enclosed, will be voted in respect of any such other matters in accordance with the judgment and discretion of the persons voting such proxies.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.
Availability of Annual Report
A copy of the Company’s Annual Report on Form 10-K and Form 10-K/A for its fiscal year ended October 31, 2011, as filed with the SEC, is available free of charge, upon written request to Versant Corporation, Attn: Investor Relations, 255 Shoreline Drive, Suite 450, Redwood City, California 94065 USA or call (650) 232-2400.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

VERSANT CORPORATION

http://shareowner.mobular.net/shareowner/vsnt

For directions to the Meeting please call Investor Relations at (650) 232-2416.

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▼ FOLD AND DETACH HERE ▼

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE PROPOSALS IN ITEMS 1 AND 2.

Please mark your votes as indicated in this example ☒

1. Election of directors: FOR ALL ☐ WITHHOLD FOR ALL ☐ *EXCEPTIONS ☐

Nominees:

01. Mr. Uday Bellary
02. Mr. Anthony Bettencourt
03. Dr. Robert Brammer
04. Mr. William Henry Delevati
05. Dr. Herbert May
06. Mr. Bernhard Woebker

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions ____

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

TO ENSURE YOUR REPRESENTATION AT THE 2012 ANNUAL MEETING OF SHAREHOLDERS, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

Mark Here for Address Change or Comments **SEE REVERSE** ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ______________________ Signature ______________________ Date ____________

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▼ **FOLD AND DETACH HERE** ▼

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Versant Corporation
Proxy for 2012 Annual Meeting of Shareholders
August 24, 2012

The undersigned shareholder(s) of Versant Corporation, a California corporation, hereby acknowledges receipt of the Notice of 2012 Annual Meeting of Shareholders and Proxy Statement, each dated July 9, 2012, and hereby appoints Bernhard Woebker and Jerry Wong, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at our 2012 Annual Meeting of Shareholders to be held at our principal executive offices located at 255 Shoreline Drive, Suite 450, Redwood City, California 94065 USA, on Friday, August 24, 2012, at 10:00 a.m. Pacific Daylight Time, and at any adjournment thereof, and to vote all shares of our Common Stock which the undersigned would be entitled to vote if personally present on any and all of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD OF DIRECTOR NOMINEES, FOR THE RATIFICATION OF GRANT THORNTON LLP AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

Address Change/Comments (Mark the corresponding box on the reverse side)

(Continued and to be marked, dated and signed, on the other side)

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